CERTIFICATION	Exhibit 13.2

Pursuant to 18 U.S.C. Section 1350, I, Steve Dai, Chief Financial Officer of Yucheng Technologies Limited (the “Company”), certify, to my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2011

/s/ Steve Dai
Name: Steve Dai
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.